Exhibit 99.1
REALNETWORKS ANNOUNCES THIRD QUARTER 2009 RESULTS
SEATTLE – Oct. 29, 2009 – Digital entertainment services company RealNetworks®, Inc. (Nasdaq: RNWK) today announced results for the third quarter ended Sept. 30, 2009.
Quarterly Highlights:
•	Revenue of $140.3 million

•	Net income attributable to common shareholders of $1.5 million

•	Adjusted EBITDA of $16.1 million

•	Cash and short term investments of $373.2 million as of Sept. 30, 2009
“In the third quarter, we achieved two key financial objectives: we returned to sequential revenue growth and we reduced our operating costs. As a result we significantly increased our EBITDA,” said Rob Glaser, RealNetworks’ Chairman and CEO. “In the quarter, we also made significant progress delivering great new products and services that support two major fundamental platforms, Facebook and the iPhone/iPod Touch.”
Third Quarter Results
For the third quarter of 2009, revenue was $140.3 million, a decrease of 8%, compared with $152.0 million in the third quarter of 2008. Foreign currency exchange rate fluctuations negatively affected 2009 third quarter revenue by approximately $3.6 million compared with the year-ago quarter. Excluding the effects of these foreign exchange rate changes, revenue declined 5% year over year. Revenue trends in each of Real’s businesses in the third quarter of 2009, including the effects of foreign currency exchange rate changes, compared with the year-earlier quarter were: a slight increase in Media Software and Services revenue to $24.6 million, offset by a 7% decrease in Music revenue to $38.8 million, an 8% decrease in Technology Products and Solutions revenue to $47.4 million, and a 14% decrease in Games revenue to $29.5 million.
Net income attributable to common shareholders for the third quarter of 2009 was $1.5 million, or less than $.01 per share, compared with a net loss of $(4.5) million, or $(0.03) per share, in the third quarter of 2008. Adjusted EBITDA for the third quarter of 2009 was $16.1 million compared with $11.4 million in the third quarter of 2008. In the third quarter of 2009, RealNetworks received insurance payments to reimburse litigation-defense costs that reduced G&A expense and increased EBITDA by approximately $3.9 million. A reconciliation of GAAP net income to adjusted EBITDA is provided in the financial tables that accompany this release.
Gross margin was 62% in the third quarter of 2009 compared with 59% in the third quarter of 2008. Income tax provision was $(0.7) million in the third quarter of 2009, unchanged from the year-earlier period. Interest income in the third quarter of 2009 was $1.3 million compared with $2.9 million in the year-earlier period.
As of Sept. 30, 2009, Real had approximately $373.2 million in unrestricted cash, cash equivalents and short-term investments, of which nearly 90% is located in the U.S. In addition, Real had approximately $35.5 million in restricted cash and equity investments at Sept. 30, 2009.

1

Business Outlook
For the fourth quarter of 2009, Real expects overall revenue to increase sequentially but to decline year-over-year. Sequentially, the company expects revenue to increase in Games and Technology Products and Solutions, to be flat in Music, and to decline in Media Software and Services. Compared with the year-ago fourth quarter, the company expects fourth-quarter Media Software and Services and Technology Products and Solutions revenue to be flat, and expects revenue in Music and Games to decline.
The foregoing forward-looking statements reflect Real’s expectations as of Oct. 29, 2009. It is not Real’s general practice to update these forward-looking statements until its next quarterly results announcement.
Webcast and Conference Call Information
The company will host a webcast and conference call today at 5:00pm (Eastern)/ 2:00pm (Pacific). The live webcast featuring slides and audio will be available at http://investor.realnetworks.com. Listeners must use RealPlayer® to listen to the conference call, which can be downloaded for free at www.real.com. The on-demand webcast will be available approximately two hours following the conclusion of the live webcast.
Conference Call Details
5:00 p.m. (Eastern) / 2:00 p.m. (Pacific)
Dial in:
800-857-5305 Domestic
773-681-5857 International
Passcode: Third Quarter Earnings
Leader: Rob Glaser
Telephonic replay will be available until 8:00 p.m. (Eastern), November 12, 2009.
Replay dial in:
800-945-7680 Domestic
203-369-3509 International
RNWK-F
For More Information Contact
Press: Bill Hankes, (206) 892-6614, bhankes@real.com
Financial: Marj Charlier, (206) 892-6718, mcharlier@real.com
About Real Networks
RealNetworks, Inc. delivers digital entertainment services to consumers via PC, portable music player, home entertainment system and mobile phone. Real created the streaming media category in 1995 and has continued to lead the market with pioneering products and services, including: RealPlayer®, the first mainstream media player to enable one-click downloading and recording of Internet video; the award-winning Rhapsody® digital music service, which delivers more than 1 billion songs per year; RealArcade®, one of the largest casual games destinations on the Web; and a variety of mobile entertainment services, such

2

as ringback tones, offered to consumers through leading wireless carriers around the world. RealNetworks’ corporate information is located at http://investor.realnetworks.com.
About Non-GAAP Financial Measures
To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted revenue, adjusted EBITDA excluding impairments, adjusted EBITDA, adjusted EBITDA by reporting segment, adjusted cost of revenue and adjusted operating expenses, which management believes provide investors with useful information.
In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) to adjusted EBITDA, to adjusted EBITDA excluding impairments, and to adjusted EBITDA by reporting segment; GAAP cost of revenue to adjusted cost of revenue; and GAAP operating expenses to adjusted operating expenses for the relevant periods.
The rationale for management’s use of non-GAAP measures is included in the supplementary materials presented with the third quarter earnings materials, available in Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company’s report on Form 8-K, which is being submitted today to the SEC.
Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to Real’s current expectations for future revenue and other financial results. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: fluctuations in foreign currencies; development and consumer acceptance of legal online music distribution services generally and RealNetworks’ content services in particular because these are relatively new and unproven business models and markets; the potential that Real will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for its subscription service offerings and the distribution of Real’s carrier application services; the emergence of new entrants and competition in the market for digital media subscription offerings, online music sales and downloadable casual games; competitive risks, including the emergence or growth of competing technologies, products and services; the potential outcomes and effects of claims and legal proceedings on Real’s business, prospects, financial condition or results of operations; risks associated with business acquisitions and the introduction of new products and services; changes in consumer and advertising spending in response to disruptions in the global financial markets; risks inherent in strategic relationships, especially with competitors, and with respect to technology and service integration efforts; and risks relating to the ability of Real’s strategic partners to generate subscribers for Real’s digital content services. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of RealNetworks’ financial statements and forward-looking financial guidance requires the company to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period.  Actual results may differ materially from these

3

estimates under different assumptions or conditions. The company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.
RealNetworks, Rhapsody, RealPlayer and RealArcade are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

4

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(in thousands, except per share data)

Net revenue	$140,264	$151,955	$416,762	$452,166

Cost of revenue	53,686	62,164	165,321	173,202

Gross profit	86,578	89,791	251,441	278,964

Operating expenses:
Research and development	29,425	31,076	86,907	85,147
Sales and marketing	39,573	55,080	125,531	161,730
Advertising with related party (A)	7,941	15,153	22,229	31,733
General and administrative	13,039	15,453	55,208	50,874
Impairment of goodwill	—	—	175,583	—
Restructuring and other charges	877	—	1,671	686

Total operating expenses	90,855	116,762	467,129	330,170

Operating loss	(4,277)	(26,971)	(215,688)	(51,206)

Other income (expenses):
Interest income, net	1,253	2,865	3,190	11,198
Equity in net loss of investments	(273)	(226)	(1,197)	(424)
Gain on sale of equity investments, net	604	—	809	222
Gain on sale of interest in Rhapsody America (B)	—	7,405	—	14,502
Other income (expense), net	(888)	818	(482)	1,636

Total other income (expense), net	696	10,862	2,320	27,134

Loss before income taxes	(3,581)	(16,109)	(213,368)	(24,072)
Income taxes	(686)	(728)	(3,445)	(8,436)

Net loss	(4,267)	(16,837)	(216,813)	(32,508)
Net loss attributable to the noncontrolling interest in Rhapsody America (C)	5,787	12,337	17,868	29,129

Net income (loss) attributable to common shareholders	$1,520	$(4,500)	$(198,945)	$(3,379)

Basic net income (loss) per share available to common shareholders	$0.00	$(0.03)	$(1.50)	$(0.02)

Diluted net income (loss) per share available to common shareholders	$0.00	$(0.03)	$(1.50)	$(0.02)

Shares used to compute basic net income (loss) per share available to common shareholders	134,793	141,975	134,531	142,611
Shares used to compute diluted net income (loss) per share available to common shareholders	134,978	141,975	134,531	142,611

(A)	Consists of advertising purchased by Rhapsody America from MTV Networks (MTVN). MTVN has a 49% ownership interest in Rhapsody America.

(B)	Consists of gains realized from MTVN’s note payments to Rhapsody America. Effective January 1, 2009, the Company adopted SFAS No. 160 Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB No. 51 (SFAS 160) which requires the appreciation of gains on the sale of noncontrolling interest to be recorded as an equity transaction.

(C)	Noncontrolling interest in Rhapsody America reflects MTVN’s 49% ownership share in the losses of Rhapsody America.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2009	2008
	(in thousands)

ASSETS

Current assets:
Cash and cash equivalents	$204,777	$232,968
Short-term investments	168,420	137,766
Trade accounts receivable, net	67,060	70,201
Deferred costs, current portion	5,383	4,026
Prepaid expenses and other current assets	31,388	34,599

Total current assets	477,028	479,560

Equipment, software, and leasehold improvements, at cost:
Equipment and software	147,430	135,788
Leasehold improvements	31,003	30,719

Total equipment, software, and leasehold improvements	178,433	166,507
Less accumulated depreciation and amortization	119,903	103,500

Net equipment, software, and leasehold improvements	58,530	63,007

Restricted cash equivalents and investments	13,700	14,742
Equity investments	21,768	18,582
Other assets	4,180	3,775
Deferred costs, non-current portion	8,945	6,120
Deferred tax assets, net, non-current portion	9,867	9,236
Other intangible assets, net	12,761	18,727
Goodwill	—	175,264

Total assets	$606,779	$789,013

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,264	$36,575
Accrued and other liabilities	111,295	118,688
Deferred revenue, current portion	35,812	39,835
Related party payable (A)	8,007	13,155
Accrued loss on excess office facilities, current portion	4,338	4,317

Total current liabilities	198,716	212,570

Deferred revenue, non-current portion	1,933	1,961
Accrued loss on excess office facilities, non-current portion	—	2,893
Deferred rent	4,534	4,614
Deferred tax liabilities, net, non-current portion	859	1,379
Other long-term liabilities	11,027	11,660

Total liabilities	217,069	235,077

Noncontrolling interest in Rhapsody America (B)	5,440	378

Shareholders’ equity	384,270	553,558

Total liabilities and shareholders’ equity	$606,779	$789,013

(A)	Related party payable reflects amounts owed to MTVN.

(B)	Noncontrolling interest in Rhapsody America reflects MTVN’s 49% ownership interest in the net assets of Rhapsody America.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2009	2008
	(in thousands)

Cash flows from operating activities:
Net loss	$(216,813)	$(32,508)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,881	38,032
Stock-based compensation	15,545	17,475
Loss on disposal of equipment, software, and leasehold improvements	302	157
Equity in net loss of investments	1,197	198
Gain on sale of equity investment, net	(809)	(222)
Excess tax benefit from stock option exercises	(9)	(108)
Impairment of goodwill	175,583	—
Accrued restructuring and other charges	(3,786)	—
Accrued loss on excess office facilities	(2,872)	(2,537)
Deferred income taxes, net	545	2,640
Gain on sale of interest in Rhapsody America	—	(14,502)
Other	39	111
Net change in certain operating assets and liabilities, net of acquisitions	(8,295)	(29,750)

Net cash used in operating activities	(16,492)	(21,014)

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(11,445)	(24,807)
Purchases of short-term investments	(124,043)	(151,378)
Proceeds from sales and maturities of short-term investments	93,389	130,136
Purchases of intangible assets	—	(1,808)
Proceeds from the sales of equity investments	1,014	1,225
Purchases of equity investments	(2,000)	(4,500)
Payment of acquisition costs, net of cash acquired	(3,324)	(10,192)
Decrease in restricted cash equivalents and investments, net	1,042	776

Net cash used in investing activities	(45,367)	(60,548)

Cash flows from financing activities:
Net proceeds from sales of common stock under employee stock purchase plan and exercise of stock options	819	8,834
Payments of convertible debt obligations	—	(100,000)
Net proceeds from sales of interest in Rhapsody America	26,912	31,640
Excess tax benefit from stock option exercises	9	108
Repurchases of common stock	—	(23,062)

Net cash provided by (used in) financing activities	27,740	(82,480)

Effect of exchange rate changes on cash and cash equivalents	5,928	(7,512)

Net decrease in cash and cash equivalents	(28,191)	(171,554)

Cash and cash equivalents, beginning of period	232,968	476,697

Cash and cash equivalents, end of period	$204,777	$305,143

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2009			2008
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
				(in thousands)

Net Revenue by Line of Business:
Consumer products and services (A)	$92,836	$89,517	$97,194	$100,282	$100,322	$101,353	$96,286
Technology products and solutions (B)	47,428	46,208	43,579	52,362	51,633	51,295	51,277

Total net revenue	$140,264	$135,725	$140,773	$152,644	$151,955	$152,648	$147,563

Consumer Products and Services:
Subscriptions (C)	$52,401	$54,446	$59,052	$57,853	$57,776	$55,658	$55,193
Media properties (D)	21,001	14,753	15,536	18,337	19,946	23,472	18,702
E-commerce and other (E)	19,434	20,318	22,606	24,092	22,600	22,223	22,391

Total consumer products and services revenue	$92,836	$89,517	$97,194	$100,282	$100,322	$101,353	$96,286

Consumer Products and Services:
Music (F)	$38,765	$40,452	$44,053	$43,882	$41,591	$37,170	$38,079
Media software and services (G)	24,580	19,291	20,318	22,695	24,531	29,238	26,409
Games (H)	29,491	29,774	32,823	33,705	34,200	34,945	31,798

Total consumer products and services revenue	$92,836	$89,517	$97,194	$100,282	$100,322	$101,353	$96,286

Net Revenue by Geography:
United States	$95,758	$90,685	$96,666	$101,369	$102,363	$100,898	$99,169
Rest of world	44,506	45,040	44,107	51,275	49,592	51,750	48,394

Total net revenue	$140,264	$135,725	$140,773	$152,644	$151,955	$152,648	$147,563

Subscribers (presented as greater than) *:
Total subscribers (I)	38,950	37,700	36,450	34,100	32,650	35,000	32,200
Technology products and solutions application services subscribers (J)	37,500	36,300	33,850	31,500	29,950	32,450	29,500
Music subscribers:
Consumer music subscribers:
Rhapsody subscribers	700	750	800	775	750	600	600
Radio subscribers	75	75	1,200	1,225	1,250	1,225	1,275

Total consumer music subscribers	775	825	2,000	2,000	2,000	1,825	1,875
Technology products and solutions application services music subscribers (K)	1,075	975	900	875	850	800	800

Total Music Subscribers**	1,850	1,800	2,900	2,875	2,850	2,625	2,675

*	Total music subscribers includes subscribers from our technology products and solutions application subscription services, such as music-on-demand, as well as our consumer music services, such as Rhapsody and Premium Radio. Although music-on-demand subscribers are included in the technology products and solutions application services subscribers and total music subscribers, these subscribers are only counted once as part of our total subscribers.

**	Prior periods have been changed to reflect current period presentation. Totals may not equal due to rounding convention.

(A)	Revenue is derived from consumer digital media subscription services, RealPlayer Plus and related products, sales and distribution of third party software products, content such as games and music and advertising.

(B)	The Technology Products and Solutions (TPS) segment includes revenue and related costs from: sales of ringback tones, music-on-demand, video-on-demand, messaging, and information services; sales of media delivery system software, including Helix system software and related authoring and publishing tools, both directly to customers and indirectly through original equipment manufacturer channels; support and maintenance services sold to customers who purchase software products; broadcast hosting services; and consulting and professional services that are offered to customers.

(C)	Revenue is derived from consumer digital media subscription services including: SuperPass, RadioPass, Rhapsody, GamePass and FunPass.

(D)	Revenue is derived from advertising and through the distribution of third party products.

(E)	Revenue is derived from RealPlayer Plus and related products, sales of third party software products, and content such as games and music.

(F)	The Music segment primarily includes revenue and related costs from: Rhapsody America’s Rhapsody and RadioPass subscription services; sales of digital music content through the Rhapsody service and the RealPlayer music store; and advertising from music websites.

(G)	The Media Software and Services (MSS) segment primarily includes revenue and related costs from: the SuperPass premium subscription service; RealPlayer Plus and related products; sales and distribution of third-party software products; and all advertising other than that related directly to our Music and Games businesses.

(H)	The Games segment primarily includes revenue and related costs from: the sale of individual games on our websites RealArcade.com, GameHouse.com and Zylom.com; the sales of games subscription services; advertising through our games websites; the sale of games through the syndication on partner sites, and sales of games through wireless carriers.

(I)	Total subscribers include technology products and solutions application services and consumer subscription services including: ringback tones, music-on-demand, video-on-demand, Rhapsody, Rhapsody-to-Go, RadioPass, SuperPass, and GamePass.

(J)	Technology products and solutions application service subscribers include: ringback tones, music-on-demand and video-on-demand.

(K)	Technology products and solutions application services music subscribers include music-on-demand.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
Reconciliation of GAAP net income (loss) attributable to common shareholders to adjusted EBITDA excluding impairments and adjusted EBITDA is as follows:

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2009	2009	2008	2008	2008	2008
	(in thousands)

Net income (loss) attributable to common shareholders	$1,520	$(188,329)	$(12,136)	$(240,499)	$(4,500)	$(1,305)	$2,426
Interest income, net	(1,253)	(754)	(1,183)	(2,255)	(2,865)	(3,375)	(4,958)
Stock-based compensation	4,727	5,596	5,222	6,056	5,955	6,031	5,489
Loss (gain) on equity investments, net	(604)	(68)	(137)	12	—	(222)	—
Conversion of WiderThan stock options to a cash equivalent	1	3	17	11	16	26	89
Depreciation and amortization (net of noncontrolling interest effect)	5,432	5,815	5,726	5,784	6,165	6,186	6,282
Acquisitions related intangible asset amortization (net of noncontrolling interest effect)	1,784	1,649	1,768	1,872	5,752	6,171	6,315
Impairment of goodwill and long-lived assets	—	175,583	—	190,347	—	—	—
Impairment of deferred costs and prepaid royalties	—	—	—	19,666	—	—	—
Restructuring and other charges	877	—	794	6,147	—	—	686
Pro forma gain on sale of interest in Rhapsody America	3,839	3,444	4,010	6,568	—	—	—
Expenses related to antitrust litigation	—	—	—	179	174	202	202
Income taxes	686	1,210	1,549	17,392	728	3,700	4,008

Adjusted EBITDA excluding impairments	$17,009	$4,149	$5,630	$11,280	$11,425	$17,414	$20,539

Impairments:
Impairment of deferred costs and prepaid royalties	—	—	—	(19,666)	—	—	—
Restructuring and other charges	(877)	—	(794)	(6,147)	—	—	(686)

Adjusted EBITDA	$16,132	$4,149	$4,836	$(14,533)	$11,425	$17,414	$19,853

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations
(Unaudited)

	Quarter Ended September 30, 2009
	Music(A)	MSS(B)	Games(C)	TPS(D)	Other	Grand Total
	(in thousands)

Net revenue	$38,765	$24,580	$29,491	$47,428	$—	$140,264

Cost of revenue	23,720	4,090	7,728	18,148	—	53,686

Gross profit	15,045	20,490	21,763	29,280	—	86,578

Gross margin	39%	83%	74%	62%	—	62%

Operating expenses:
Advertising with related party	7,941	—	—	—	—	7,941
Restructuring and other charges	312	139	258	168	—	877
Other operating expenses	16,897	13,110	26,823	25,367	(160)	82,037

Total operating expenses	25,150	13,249	27,081	25,535	(160)	90,855

Income (loss) from operations	(10,105)	7,241	(5,318)	3,745	160	(4,277)

Other income (expenses):
Interest income, net	—	—	—	—	1,253	1,253
Equity in net loss of investments	—	—	—	—	(273)	(273)
Gain on sale of equity investments, net	—	—	—	—	604	604
Other income (expenses), net	—	—	—	—	(888)	(888)

Total other income (expenses), net	—	—	—	—	696	696

Income (loss) before income taxes	(10,105)	7,241	(5,318)	3,745	856	(3,581)
Income taxes	—	—	—	—	(686)	(686)

Net income (loss)	(10,105)	7,241	(5,318)	3,745	170	(4,267)
Net income (loss) attributable to noncontrolling interest in Rhapsody America	5,787	—	—	—	—	5,787

Net income (loss) attributable to common shareholders	$(4,318)	$7,241	$(5,318)	$3,745	$170	$1,520

Reconciliation of segment GAAP net income (loss) attributable to common shareholders to segment adjusted EBITDA is as follows:

Net income (loss) attributable to common shareholders	$(4,318)	$7,241	$(5,318)	$3,745	$170	$1,520
Income taxes	—	—	—	—	686	686
Interest income, net	—	—	—	—	(1,253)	(1,253)
Stock-based compensation	560	732	1,361	2,074	—	4,727
Conversion of WiderThan stock options to a cash equivalent	—	—	—	1	—	1
Acquisitions related intangible asset amortization (F)	278	8	70	1,428	—	1,784
Pro forma gain on sale of interest in Rhapsody America	3,839	—	—	—	—	3,839
Gain on sale of equity investments, net	—	—	—	—	(604)	(604)
Depreciation and amortization (F)	893	668	1,150	2,721	—	5,432

Adjusted EBITDA	$1,252	$8,649	$(2,737)	$9,969	$(1,001)	$16,132

	Quarter Ended September 30, 2008
	Music(A)	MSS(B)	Games(C)	TPS(D)	Other	Grand Total
	(in thousands)

Net revenue	$41,591	$24,531	$34,200	$51,633	—	$151,955

Cost of revenue	23,787	4,539	10,251	23,587	—	62,164

Gross profit	17,804	19,992	23,949	28,046	—	89,791

Gross margin	43%	81%	70%	54%	—	59%

Operating expenses:
Advertising with related party	15,153	—	—	—	—	15,153
Other operating expenses	27,202	16,064	28,412	29,719	212	101,609

Total operating expenses	42,355	16,064	28,412	29,719	212	116,762

Income (loss) from operations	(24,551)	3,928	(4,463)	(1,673)	(212)	(26,971)

Other income (expenses):
Interest income, net	—	—	—	—	2,865	2,865
Equity in net loss of investments	—	—	—	—	(226)	(226)
Gain on sale of interest in Rhapsody America (E)	7,405	—	—	—	—	7,405
Other income (expenses), net	—	—	—	—	818	818

Total other income (expenses), net	7,405	—	—	—	3,457	10,862

Income (loss) before income taxes	(17,146)	3,928	(4,463)	(1,673)	3,245	(16,109)
Income taxes	—	—	—	—	(728)	(728)

Net income (loss)	(17,146)	3,928	(4,463)	(1,673)	2,517	(16,837)
Net income (loss) attributable to noncontrolling interest in Rhapsody America	12,337	—	—	—	—	12,337

Net income (loss) attributable to common shareholders	$(4,809)	$3,928	$(4,463)	$(1,673)	$2,517	$(4,500)

Reconciliation of segment GAAP net income (loss) attributable to common shareholders to segment adjusted EBITDA is as follows:

Net income (loss) attributable to common shareholders	$(4,809)	$3,928	$(4,463)	$(1,673)	$2,517	$(4,500)
Income taxes	—	—	—	—	728	728
Interest income, net	—	—	—	—	(2,865)	(2,865)
Stock-based compensation	1,005	786	1,552	2,612	—	5,955
Conversion of WiderThan stock options to a cash equivalent	—	—	—	16	—	16
Acquisitions related intangible asset amortization (F)	422	—	611	4,719	—	5,752
Depreciation and amortization (F)	1,206	893	923	3,143	—	6,165
Expenses related to antitrust litigation	—	—	—	—	174	174

Adjusted EBITDA	$(2,176)	$5,607	$(1,377)	$8,817	$554	$11,425

Note: Cost of revenue and operating expenses of the segments shown above include costs directly attributable to those segments and an allocation of general and administrative and other common or shared costs.

(A)	The Music segment primarily includes revenue and related costs from: Rhapsody America’s Rhapsody and RadioPass subscription services; sales of digital music content through the Rhapsody service and the RealPlayer music store; and advertising from music websites.

(B)	The Media Software and Services (MSS) segment primarily includes revenue and related costs from: the SuperPass premium subscription service; RealPlayer Plus and related products; sales and distribution of third-party software products; and all advertising other than that related directly to our Music and Games businesses.

(C)	The Games segment primarily includes revenue and related costs from: the sale of individual games on our websites RealArcade.com, GameHouse.com and Zylom.com; the sales of games subscription services; advertising through our games websites; the sale of games through the syndication on partner sites, and sales of games through wireless carriers.

(D)	The Technology Products and Solutions (TPS) segment includes revenue and related costs from: sales of ringback tones, music-on-demand, video-on-demand, messaging, and information services; sales of media delivery system software, including Helix system software and related authoring and publishing tools, both directly to customers and indirectly through original equipment manufacturer channels; support and maintenance services sold to customers who purchase software products; broadcast hosting services; and consulting and professional services that are offered to customers.

(E)	Comprises gains realized from MTVN’s note payments to Rhapsody America. Effective January 1, 2009, the Company adopted SFAS 160 which requires the appreciation of gains on the sale of non-controlling interest to be recorded as an equity transaction.

(F)	Net of noncontrolling interest effect.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	Quarter Ended September 30, 2009
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization(A)	Equivalent	Related	Adjusted
	(in thousands)

Expenses in accordance with GAAP

Cost of revenue	$53,686	$(309)	$(540)	$—	$—	$52,837

Operating expenses:
Research and development	$29,425	$(1,788)	$—	$—	$—	$27,637
Sales and marketing	39,573	(1,099)	(1,244)	1	—	37,231
General and administrative	13,039	(1,531)	—	—	—	11,508

Adjusted operating expenses, net	$82,037	$(4,418)	$(1,244)	$1	$—	$76,376

	Quarter Ended September 30, 2008
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization(A)	Equivalent	Related	Adjusted
	(in thousands)

Expenses in accordance with GAAP

Cost of revenue	$62,164	$(696)	$(1,995)	$(1)	$—	$59,472

Operating expenses:
Research and development	$31,076	$(2,247)	$—	$—	$—	$28,829
Sales and marketing	55,080	(1,458)	(3,757)	(3)	—	49,862
General and administrative	15,453	(1,554)	—	(12)	(174)	13,713

Adjusted operating expenses, net	$101,609	$(5,259)	$(3,757)	$(15)	$(174)	$92,404

	Nine Months Ended September 30, 2009
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization(A)	Equivalent	Related	Adjusted
	(in thousands)

Expenses in accordance with GAAP

Cost of revenue	$165,321	$(1,302)	$(1,639)	$(1)	$—	$162,379

Operating expenses:
Research and development	$86,907	$(5,846)	$—	$(8)	$—	$81,053
Sales and marketing	125,531	(3,364)	(3,562)	(12)	—	118,593
General and administrative	55,208	(5,034)	—	—	—	50,174

Adjusted operating expenses, net	$267,646	$(14,244)	$(3,562)	$(20)	$—	$249,820

	Nine Months Ended September 30, 2008
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization(A)	Equivalent	Related	Adjusted
	(in thousands)

Expenses in accordance with GAAP

Cost of revenue	$173,202	$(1,592)	$(6,592)	$(24)	$—	$164,994

Operating expenses:
Research and development	$85,147	$(6,307)	$—	$(9)	$—	$78,831
Sales and marketing	161,730	(4,798)	(11,646)	(31)	—	145,255
General and administrative	50,874	(4,778)	—	(67)	(578)	45,451

Adjusted operating expenses, net	$297,751	$(15,883)	$(11,646)	$(107)	$(578)	$269,537

(A)	—	Net of noncontrolling interest effect.

RealNetworks, Inc. and Subsidiaries
Earnings Per Share Reconciliation
(Unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(in thousands, except per share data)

Net income (loss) attributable to common shareholders	$1,520	$(4,500)	$(198,945)	$(3,379)
Less accretion of MTVN’s preferred return in Rhapsody America	(925)	—	(2,775)	—

Net income (loss) available to common shareholders	$595	$(4,500)	$(201,720)	$(3,379)

Shares used to compute basic net income (loss) per share available to common shareholders	134,793	141,975	134,531	142,611
Dilutive potential common shares:
Stock options and restricted stock	185	—	—	—
Convertible debt	—	—	—	—

Shares used to compute diluted net income (loss) per share available to common shareholders	134,978	141,975	134,531	142,611

Basic net income (loss) per share available to common shareholders	$0.00	$(0.03)	$(1.50)	$(0.02)
Diluted net income (loss) per share available to common shareholders	$0.00	$(0.03)	$(1.50)	$(0.02)